Exhibit 10.11

AMENDMENT NO. 1 TO CHANGE IN CONTROL SEVERANCE AGREEMENT

This Amendment No. 1 to Change in Control Severance Agreement (this “Amendment”) is made and entered into on December 5, 2025 and effective as of the Closing as defined below (the “Effective Date”) by and between Plymouth Industrial REIT, Inc., a Maryland corporation (the “Company”) and James M. Connolly, an individual (“Executive”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Original Agreement, as defined below.

RECITALS:

WHEREAS, the Company and Executive entered into a Change in Control Severance Agreement, dated effective as of September 23, 2021 (the “Original Agreement”);

WHEREAS, in connection with the transaction between PIR Ventures LP (the “Buyer”) and the Company (the “Transaction”), the parties hereto desire to amend the Original Agreement as set forth in this Amendment; and

WHEREAS, the parties acknowledge and agree that the effectiveness of this Amendment their obligations under this Amendment are contingent upon the closing of the Transaction (the “Closing”).

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledge, the parties hereto agree as follows:

1.
Sections III.3(a), III.3(b), and III.3(c) of the Original Agreement are hereby amended such that the words “multiplied by two (2)” shall be replaced with the words “multiplied by three (3)”.
2.
Section VII.1 of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“VII.1 Other Benefits. Any Severance Benefits payable to the Executive pursuant to the Original Agreement, as amended by the Amendment, shall be in lieu of, and not in addition to, any severance or termination benefits to which the Executive may otherwise be entitled under (i) any Company severance policy severance plan, or (ii) any other agreement between the Executive and the Company that provides for severance or termination benefits including, without limitation, any severance or termination benefits as set forth in the Executive’s Employment Agreement with the Company, dated as of September 15, 2020 (the “Employment Agreement”). For the avoidance of doubt, (A) the Executive shall not be entitled to severance or termination benefits under both the Employment Agreement and the Original

Agreement, as amended by the Amendment, and (B) the Original Agreement, as amended by the Amendment, shall be the exclusive source of any severance or termination benefits in connection with the Executive’s termination of employment with the Company that occurs during the period six months prior to, and ending twenty-four months following, a Change in Control.”

3.
Section 11.1 of the Original Agreement is hereby amended to incorporate the following definitions as (x) Business and (y) Restricted Period:

“(x) ‘Business’ means the business of the Company as it is conducted as of the Closing, including any business lines the Company is actively pursuing as of the Closing.”

“(y) ‘Restricted Period’ means the period of time beginning on the Effective Date and ending twenty-four months after the Closing.”

4.
The following provision is hereby added to the Original Agreement as Section XII.1:

“XII.1 Noncompetition. The Executive acknowledges and agrees that he will receive a direct and substantial benefit from the Transaction and that the execution and delivery of the Original Agreement, as amended by the Amendment, is a condition to the Buyer’s willingness to enter into and consummate the Transaction. Accordingly, and in order to protect the customer goodwill and employee relationships of the Company, and in return for new and valuable consideration set forth in the Original Agreement, as amended by the Amendment, and the transaction documents executed in connection with the Transaction, the Executive agrees that during the Restricted Period, the Executive shall not, directly or indirectly, including through any of his affiliates, either for the Executive or any such affiliate, own any interest in, manage, control, participate in, consult with, render services for, permit the Executive’s name to be used in or in any other manner engage in any business or enterprise engaging in the Business anywhere in North America. For purposes of this Agreement, the term ‘participate’ includes any direct or indirect interest in any enterprise, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, seller, franchisor, franchisee, creditor or owner. Nothing herein shall prohibit the Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Executive has no active participation in the business of such corporation.”

5.
Miscellaneous. Except as specifically set forth herein, all terms and provisions of the Original Agreement shall remain unchanged, unmodified and in full force and effect, and the Original Agreement shall be read together and construed with this Amendment. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing one counterpart. This Amendment, together with the Original Agreement as amended hereby, shall supersede and replace any prior agreement or arrangement, whether written or unwritten, between the Company and Executive relating to the subject matter hereof, including, for the avoidance of doubt, any agreement between the Company and the Executive which provides for severance benefits that are payable in connection with a Change in Control; provided, however, that nothing in this Amendment or the Original Agreement shall supersede or replace any other restrictive covenants (including any confidentiality, intellectual property, non-competition, or non-solicitation obligations) existing between the Company and its affiliates and Executive.

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IN WITNESS WHEREOF, the Company and Executive have executed this Amendment as of December 5, 2025.

THE COMPANY: PLYMOUTH INDUSTRIAL REIT, INC., a Maryland corporation
By:	/s/ Jeffrey E. Witherell
Name:	Jeffrey E. Witherell
Title:	Chief Executive Officer
Executive:

/s/ James M. Connolly James M. Connolly, an individual